Exhibit 23.1

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
--------------------------------
www.sealebeers.com


         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
         --------------------------------------------------------


We consent to the use, in the Registration Statement on Form 10 of EZJR, Inc., of our report dated October 10, 2009, except for notes 1, 2, 6, 7, and 9 the date is December 18, 2009, on our audit of the financial statements of EZJR, Inc. as of June 30, 2009 and 2008, and the related statements of operations, stockholders' equity and cash flows for the years then ended, and from inception on August 14, 2006 through June 30, 2009, and the reference to us under the caption "Experts."


/s/ Seale and Beers, CPAs, LLC
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    Seale and Beers, CPAs
    Las Vegas, Nevada
    December 18, 2009


          Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
          50 SOUTH JONES BLVD. SUITE 202, LAS VEGAS, NEVADA 89107
                   (888) 727-8251 Fax: (888) 782-2351

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